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                                                                   EXHIBIT 10.66

                      GREAT WESTERN FINANCIAL CORPORATION
                            SPECIAL SEVERANCE PLAN


       Great Western Financial Corporation has adopted this Special Severance Plan (the "Plan") as of December 10, 1996, for the benefit of certain employees of the Company, its affiliates and subsidiaries, on the terms and conditions hereinafter stated.

       The Plan, as set forth herein, is intended to reinforce and encourage the continued attention and dedication of members of the Company's management to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control.

        1.  Defined Terms. For purposes of the Plan, the following terms shall
            --------------
have the meanings indicated below:


        (A) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

        (B) "Annual Incentive Plan" shall have the meaning set forth in Section 4.1(A) hereof.

        (C) "Auditor" shall have the meaning set forth in Section 4.2(B) hereof.

        (D) "Base Amount" shall have the meaning set forth in Section 280G(b)(3) of the Code.

        (E) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

        (F) "Benefit Continuation Period" shall mean (i) with respect to a Participant who is a Senior Vice President (or who is deemed to be of equivalent rank), the twenty-four (24) month period immediately following the Date of Termination or (ii) with respect to a Participant who is a First Vice President (or who is deemed to be of equivalent rank), the eighteen (18) month period immediately following the Date of Termination.

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

        (G) "Board" shall mean the Board of Directors of the Company.

        (H) "Cause" for termination by the Company of a Participant's employment shall mean (i) a Participant's conviction by a court of competent jurisdiction of a felony, (ii) entry of an order duly issued by the Office of Thrift Supervision removing a Participant from the office of the Company or permanently prohibiting him from participating in the conduct of the affairs of the Company,
(iii) the willful and continued failure by a Participant to substantially perform the Participant's duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Participant pursuant to Section 5.1 hereof) after a written demand for substantial performance is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant's duties, or (iv) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (iii) and (iv) of this definition, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's act, or failure to act, was in the best interest of the Company.

        (I) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

                (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving, individuals who, on December 10, 1996, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the

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     Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 10, 1996 or whose appointment, election or nomination for election was previously so approved or recommended; or

                (III) there is consummated a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

                (IV) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have SUBSTANTIALLY THE SAME PROPORTIONATE OWNERSHIP IN AN ENTITY WHICH OWNS ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY IMMEDIATELY FOLLOWING SUCH TRANSACTION OR SERIES OF TRANSACTIONS.

        (J) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (K)  "Committee" shall mean the Compensation Committee of the Board.

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        (L) "Company" shall mean Great Western Financial Corporation, a Delaware corporation, and, except in determining under Section 1(I) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Plan by operation of law, or otherwise.

        (M) "Date of Termination" shall have the meaning set forth in Section
5.2 hereof.

        (N) "Disability" shall be determined in accordance with the Company's long-term disability plan.

        (O) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (P) "Good Reason" for termination by a Participant of the Participant's employment shall mean the occurrence (without the Participant's express written consent) within two (2) years after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (ii) and (iii) of the second sentence of Section 4.1 hereof (treating all references in paragraphs (I) through (IV) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Company, or failures by the Company to act, unless such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                (I) the assignment to the Participant of any duties inconsistent with the Participant's status as a Senior Vice President (or equivalent thereof) or First Vice President (or equivalent thereof) of the Company, as the case may be, or, in the good-faith determination of the Participant, a substantial adverse alteration in the nature or status of the Participant's responsibilities from those in effect immediately prior to the Change in Control;

                (II) a reduction by the Company in the Participant's annual base salary or annual bonus opportunity as in effect on the date immediately prior to the occurrence of the Change in Control or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company;

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

                (III) the relocation of the Participant's principal place of employment to a location more than fifty (50) miles from the Participant's principal place of employment immediately prior to the Change in Control except for required travel on the Company's business to an extent substantially consistent with the Participant's business travel obligations as in effect immediately prior to the Change in Control; or

                (IV) any purported termination of the Participant's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 5.1 hereof; for purposes of this Plan, no such purported termination shall be effective.

        A Participant's right to terminate the Participant's employment for Good Reason shall not be affected by the Participant's incapacity due to physical or mental illness. A Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

        (Q) "Notice of Termination" shall have the meaning set forth in Section
5.1 hereof.

        (R) "Participants" shall mean the Senior Vice Presidents and First Vice Presidents of the Company and of Great Western Bank, a Federal Savings Bank, and each officer of equivalent rank with certain of the Company's other subsidiaries, which officers are listed on Exhibit 1 hereto, which is incorporated as part of the Plan. Exhibit 1 to the Plan may be supplemented by the Board in its discretion.

        (S) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        (T) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

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                (II)  the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                (III) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or

                (IV) the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

        (U) "Potential Change in Control Period" shall mean a period commencing upon the occurrence of an event constituting a Potential Change in Control and ending on the date six months following the date on which such Potential Change in Control ceases to exist (whether by Board resolution or otherwise).

        (V) "Severance Payments" shall have the meaning set forth in Section 4.1 hereof.

        (W) "Tax Counsel" shall have the meaning set forth in Section 4.2(B) hereof.

        (X) "Total Payments" shall mean those payments so described in Section 4.2(B) hereof.

        2. Effective Date of Plan. The Effective Date of this Plan is December
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10, 1996. The Plan shall be effective as of the Effective Date and shall remain in effect unless and until terminated by the Board pursuant to Section 10.3 hereof.

        3. Administration. The Plan shall be interpreted, administered and
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operated by the Committee, which shall have complete authority, in its sole discretion subject to the express provisions of the Plan, to determine who shall be a Participant, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may delegate any of its duties hereunder to such person or persons from time to time as it may designate.

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        4. Severance Payments.
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Subject to Section 4.2 hereof, if a Participant's employment is terminated within two (2) years following a Change in Control, other than (a) by the Company for Cause, (b) by reason of death or Disability, or (c) by the Participant without Good Reason, the Company shall pay the Participant the amounts, and provide the Participant the benefits, described in this Section 4.1 ("Severance Payments"). For purposes of this Plan, a Participant's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Participant with Good Reason if (i) the Participant's employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) the Participant terminates his employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or (iii) the Participant's employment is terminated by the Company without Cause or by the Participant for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs).

                (A) In lieu of any further salary payments to the Participant for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Participant (other than accrued vacation and similar benefits otherwise payable upon termination of employment pursuant to Company policies and programs), the Company shall pay to the Participant a lump sum severance payment, in cash, equal to the product of (i) the sum of (x) the Participant's annual base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, plus (y) the target bonus ("Target Bonus") under the Company's annual incentive program for senior officers (the "Annual Incentive Program") in respect of the year in which such Date of Termination occurs or the year in which the Change in Control occurs, whichever is greater (provided, however, that, if the termination of the
                           -----------------
     Participant's employment occurs following the occurrence of a Potential Change in Control but prior to such Change in Control, the Target Bonus shall be in respect of the year in which such termination of employment occurs), multiplied by (ii) (a) in the case of a Senior Vice President, the number two (2) or (b) in the case of a First Vice President, the number one and one-half (1.5).


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                (B) During the Benefit Continuation Period, the Company shall provide the Participant and Participant's dependents with health and welfare type employee benefits (including without limitation hospital, surgical, major medical, life and disability insurance), each such benefit to be continued in a manner no less favorable to the Participant than the benefit to which Participant was entitled immediately prior to such Date of Termination (or, if applicable, the first occurrence of an event constituting Good Reason). Benefits otherwise receivable by the Participant pursuant to this Section 4.1(B) shall be reduced to the extent benefits of the same type are received by or made available by a subsequent employer to the Participant at no cost to the Participant during the Benefit Continuation Period (and any such benefits received by or made available to the Participant shall be reported to the Company by the Participant).

                (C) The Company shall pay to the Participant a lump sum cash amount (the "Pro-Rata Bonus") equal to the product of (i) the target bonus to which the Participant would have been entitled under the Annual Incentive Program in respect of the year in which the Date of Termination occurs (assuming for this purpose that performance under the Annual Incentive Program is "on plan" for such year) multiplied by (ii) a fraction, the numerator of which shall be the number of months (including fractions thereof) from the first day of the fiscal year during which such Date of Termination occurs to such Date of Termination, and the denominator of which shall be twelve (12); provided, however, that if such Date of
                                    -----------------
     Termination occurs during the same year in which the Change in Control occurs, the Pro-Rata Bonus shall be offset by any payments received under the Annual Incentive Program in connection with such Change in Control.

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

        4.2  (A) Notwithstanding any other provision of this Plan, in the event that any payment or benefit received or to be received by the Participant in connection with a Change in Control or the termination of the Participant's employment (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part), by the Company, an Affiliate of the Company or Person making such payment or providing such benefit as a result of section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), the cash Severance Payments shall first be reduced (if necessary, to zero), and all other Severance Payments shall thereafter be reduced (if necessary, to zero); provided, however, that the Participant may elect to have the noncash Severance
-----------------
Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

             (B) For purposes of this limitation, (i) no portion of the Total Payments the receipt or enjoyment of which the Participant shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses
(i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of section 280G of the Code, in the opinion of Tax Counsel, and (iv) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

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

             (C) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Participant and the Company in applying the terms of this Section 4.2, the Total Payments paid to or for the Participant's benefit are in an amount that would result in any portion of such Total Payments being subject to the Excise Tax, then, if the repayment hereinafter described would result in (i) no portion of the remaining Total Payments being subject to the Excise Tax and
(ii) a dollar-for-dollar reduction in the Participant's taxable income and wages for purposes of federal, state and local income and employment taxes, the Participant shall have an obligation to repay the Company upon demand an amount equal to the sum of (x) the excess of the Total Payments paid to or for the Participant's benefit over the Total Payments that could have been paid to or for the Participant's benefit without any portion of such Total Payments being subject to the Excise Tax; and (y) interest on the amount set forth in clause
(x) of this sentence at the rate provided in section 1274(b)(2)(B) of the Code from the date of the Participant's receipt of such excess until the date of such payment.

        4.3 The payments provided in subsections (A) and (C) of Section 4.1 hereof shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments, and the
             -----------------
limitation on such payments set forth in Section 4.2 hereof, cannot be finally determined on or before such day, the Company shall pay to the Participant on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments to which the Participant is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in section 1274(b)(2)(B) of the
Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Participant, payable on the fifth (5th) business day after demand by the Company (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Plan, the Company shall provide the Participant with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

        5.  Termination Procedures.
            -----------------------

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

        5.1 Notice of Termination.  Any purported termination of a Participant's
            ---------------------
employment deemed to have occured following a Change in Control (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 8 hereof. For purposes of this Plan, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated. Further, no termination for Cause shall be effective without (i) reasonable notice to the Participant setting forth the reasons for the Company's intention to terminate, (ii) an opportunity for the Participant to cure any such breach within fifteen (15) days after receipt of such notice and (iii) delivery to the Participant of a Notice of Termination stating that a majority of the authorized number of the Company's directors has found that the Participant was guilty of the conduct constituting Cause and specifying the particulars thereof in detail.

        5.2 Date of Termination.  "Date of Termination," with respect to any
            -------------------
purported termination of a Participant's employment (other than by reason of the Participant's death), shall mean (i) if the Participant's employment is terminated for Disability, the date upon which a Notice of Termination is given, and (ii) if the Participant's employment is terminated for any other reason, the date specified in the Notice of Termination (which shall be within sixty (60) days from the date such Notice of Termination is given).

        6. No Mitigation. The Company agrees that, if a Participant becomes
           --------------
eligible to receive the Severance Payments and other benefits described herein, the Participant is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Participant by the Company pursuant to
Section 4 hereof. Further, the amount of any payment or benefit provided for in this Plan (other than Section 4.1(B) hereof) shall not be reduced by any compensation earned by the Participant as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Participant to the Company, or otherwise.

        7.  Successors; Binding Agreement.
            ------------------------------

        7.1 This Plan shall inure to the benefit of and shall be binding upon the Company, its successors and assigns, but without the prior written consent of the Participants this Plan may not be assigned other than in connection with the merger or sale of substantially all the assets of the Company or similar transaction in which the

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

successor or assignee assumes (whether by operation of law or express assumption) all obligations of the Company hereunder.

        7.2 This Plan shall inure to the benefit of and be enforceable by the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees or other beneficiaries. If a Participant shall die while any amount would still be payable to such Participant hereunder (other than amounts which, by their terms, terminate upon the death of the Participant) if such Participant had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the executors, personal representatives or administrators of such Participant's estate.

        8.  Notices.  For the purpose of this Plan, notices and all other
            --------
communications provided for in the Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to a Participant, to the address on file with the Company and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

        To the Company:

        9200 Oakdale Avenue
        Chatsworth, California  91311
        Attention:  Executive Vice President -- Legal

        9. Claims Procedure; Arbitration.
           -----------------------------

        9.1 A Participant may file with the Committee a written claim for benefits under the Plan. The Committee shall, within a reasonable time not to exceed ninety (90) days, unless special circumstances require an extension of time of not more than an additional ninety (90) days (in which event a Participant will be notified of the delay during the first ninety (90) day period), provide adequate notice in writing to any Participant whose claim for benefits shall have been denied, setting forth the following in a manner calculated to be understood by the Participant:

                (A)  the specific reason or reasons for the denial;

                (B) specific reference to the provision or provisions of the Plan on which the denial is based;

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

                (C) a description of any additional material or information required to perfect the claim, and an explanation of why such material or information is necessary; and

                (D) information as to the steps to be taken in order that the denial of the claim may be reviewed.

        9.2 If written notice of the denial of a claim has not been furnished to a Participant, and such claim has not been granted within the time prescribed in
Section 9.1 hereof (including any applicable extension), the claim for benefits shall be deemed denied.

        9.3 A Participant whose claim for benefits shall have been denied in whole or in part, may, within sixty (60) days from either the receipt of the denial of the claim or from the time the claim is deemed denied (unless the notice of denial grants a longer period within which to respond), appeal such denial to the Company. The Participant may, upon request, at this time review documents pertinent to his claim and may submit written issues and comments.

        9.4 The Company shall notify a Participant of its decision within sixty
(60) days after an appeal is received, unless special circumstances require an extension of time of not more than an additional sixty (60) days (in which event a Participant will be notified of the delay during the first sixty (60) day period). Such decision shall be given in writing in a manner calculated to be understood by the Participant and shall include the following:

                (A)  specific reasons for the decision; and

                (B) specific reference to the provision or provisions of the Plan on which the decision is based.

        9.5 Any dispute or controversy arising under or in connection with this Plan that cannot be settled through the procedure set forth in Sections 9.1 through 9.4 hereof shall be first submitted to mediation administered by the American Arbitration Association ("AAA"). In the event the dispute or controversy cannot be resolved through mediation, it shall be settled exclusively by arbitration in the state of residence of the Participant by three arbitrators in accordance with the rules of the AAA in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Each party shall pay its costs in connection with such arbitration procedure; provided, that a Participant that prevails
                                 --------
in such arbitration shall be entitled to reimbursement for such Participant's reasonable attorneys' fees.

        10.  Miscellaneous.
             --------------

        10.1 Entire Plan. No waiver by either party hereto at any time of any
             -----------
breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This instrument contains the entire agreement of the parties relating to the subject matter hereof. All other plans, policies and arrangements of the Company in which the Participant participates during the Term shall be interpreted so as to avoid the duplication of benefits paid hereunder.

        10.2 No Right to Employment. Nothing contained in this Plan or any
             ----------------------
documents relating to the Plan shall (i) confer upon any Participant any right to continue as a Participant or in the employ of the Company or a subsidiary,
(ii) constitute any contract or agreement of employment, or (iii) interfere in any way with the right of the Company or a subsidiary to reduce such Participant's compensation, to change the position held by such Participant, or terminate the employment of such Participant, with or without Cause.

        10.3 Termination and Amendment of Plan. The Company shall have the right
             ---------------------------------
to terminate or amend this Plan at any time by resolution of the Board of Directors and to amend or cancel any amendments: provided, however, that during
                                                 -----------------
a Potential Change in Control Period and during the two (2) year period following a Change in Control, the Plan may not be terminated, nor may it be amended if such amendment would be adverse to the interests of the Participants. Notwithstanding the foregoing, this Plan shall terminate on the date following the second anniversary of a Change in Control; provided, however, that all
                                               -----------------
obligations accrued by Participants prior to such Plan termination must be satisfied in full in accordance with the terms hereof

        10.4 Benefits not Assignable. Except as otherwise provided herein or by
             -----------------------
law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant. When a payment is due under this Plan to a

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

Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

        10.5 California Law.  This Plan shall be construed and interpreted in
             --------------
accordance with the laws of California, to the extent not preempted by federal law, which shall otherwise control.

        10.6. Validity. The invalidity or unenforceability of any provision of
              --------
this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect. If this Plan shall for any reason be or become unenforceable by either party, this Plan shall thereupon terminate and become unenforceable by the other party as well.

                                       15